UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2014

OMEGA HEALTHCARE INVESTORS, INC.

(Exact name of registrant as specified in charter)

Maryland	1-11316	38-3041398
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 International Circle

Suite 3500

Hunt Valley, Maryland 21030

(Address of principal executive offices / Zip Code)

(410) 427-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Item 1.01  Entry into a Material Definitive Agreement.

On June 27, 2014, Omega Healthcare Investors, Inc. (“Omega”) entered into a new $1 billion senior unsecured revolving credit facility (the “2014 Revolving Credit Facility”) and a $200 million senior unsecured term loan facility (the “2014 Term Loan Facility” and together with the 2014 Revolving Credit Facility, collectively, the “2014 Credit Facilities”), replacing its previous senior unsecured revolving credit facility and senior unsecured term loan facility (see Item 1.02). The 2014 Revolving Credit Facility matures on June 27, 2018, subject to a one-time option for Omega to extend such maturity date for one year. Exercise of such extension option is subject to compliance with a notice requirement and other customary conditions. The 2014 Term Loan Facility matures on June 27, 2019.

The 2014 Credit Facilities are being provided pursuant to a Credit Agreement, dated as of June 27, 2014 (the “2014 Credit Agreement”), among Omega, as borrower, certain of Omega’s subsidiaries identified in the 2014 Credit Agreement, as guarantors, a syndicate of financial institutions, as lenders (together with other lenders from time to time becoming signatory to the 2014 Credit Agreement referred to below, as lenders, the “2014 Lenders”), and Bank of America, N.A., as administrative agent for the 2014 Credit Facilities. Omega’s obligations in connection with the 2014 Credit Facilities are jointly and severally guaranteed by Omega’s current subsidiaries (other than those designated as “unrestricted subsidiaries”) for the benefit of the administrative agent and the 2014 Lenders. Additional subsidiaries created or acquired by Omega in the future (unless designated as unrestricted subsidiaries) will also be required to guarantee Omega’s obligations in connection with the 2014 Credit Facilities, if such future subsidiaries own unencumbered real property or guarantee other unsecured funded debt (including but not limited to Omega’s unsecured senior notes).

From time to time, certain of the 2014 Lenders, their affiliates and/or their predecessors have provided commercial banking, investment banking and other financial advisory services to Omega or served as underwriters or sales agents for offerings of Omega’s equity or debt, for which they have received customary fees. Such services have included affiliates of certain of the 2014 Lenders serving as lenders under Omega’s previous senior unsecured revolving credit facility and senior unsecured term loan facility. As a result of the repayment of borrowings under the previous senior unsecured revolving credit facility and senior unsecured term loan facility with proceeds from the 2014 Credit Facilities, such 2014 Lenders received a portion of such proceeds. Affiliates of certain of the 2014 Lenders have served as sales agents under Omega’s at-the-market Equity Shelf Program. The 2014 Lenders and their affiliates may, from time to time in the future, engage in transactions with and perform services for Omega in the ordinary course of business.

The material terms of the 2014 Credit Agreement are as follows:

Term Loan Advance and Repayment. The entire amount of the 2014 Term Loan Facility was advanced at closing, and the proceeds refinanced the outstanding principal balance of the previous senior unsecured term loan facility. The principal amount advanced under the 2014 Term Loan Facility does not amortize, and is due and payable in full on June 27, 2019.

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Interest Rates and Fees. The interest rates per annum applicable to the 2014 Credit Facilities are the reserve adjusted LIBOR Rate (the “Eurodollar Rate” or “Eurodollar”), plus the applicable margin (as described below) or, at our option, the base rate, which will be the highest of (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50% and (iii) the Eurodollar Rate determined on such day for a Eurodollar Loan with an interest period of one month plus 1.0%, plus, in each case, the applicable margin (as described below). The applicable margins with respect to the 2014 Credit Facilities are determined in accordance with a performance grid based on our investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to Omega’s non-credit-enhanced senior unsecured long-term debt. The applicable margin for the 2014 Revolving Credit Facility may range from 1.70% to 0.925% in the case of Eurodollar advances (2.00% to 1.05%, including facility fees), and from 0.70% to 0% in the case of base rate advances (1.00% to 0.125%, including facility fees). Letter of credit fees may range from 1.70% to 0.925% per annum, based on the same performance grid. The applicable margin for the 2014 Term Loan Facility may range from 1.95% to 1.00% in the case of Eurodollar advances, and from 0.95% to 0.00% in the case of base rate advances. The default rate on the 2014 Credit Facilities is 2.0% above the interest rate otherwise applicable to base rate loans.

Prepayments; Reduction or Termination of Commitments. We may prepay the 2014 Credit Facilities at any time in whole or in part, or reduce or terminate the revolving and term loan commitments under the 2014 Credit Facilities, in each case without fees or penalty. Principal amounts prepaid or repaid under the 2014 Term Loan Facility may not be reborrowed.

Covenants. The 2014 Credit Agreement contains customary affirmative and negative covenants, including, without limitation, limitations on indebtedness; limitations on investments; limitations on liens; limitations on mergers and consolidations; limitations on sales of assets; limitations on transactions with affiliates; limitations on negative pledges; limitations on prepayment of debt; limitations on use of proceeds; limitations on changes in lines of business; limitations on repurchases of Omega capital stock if a default or event of default exists; and maintenance of real estate investment trust (“REIT”) status. In addition, the 2014 Credit Agreement contains financial covenants, including, without limitation, those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth, minimum unsecured debt yield, minimum unsecured interest coverage and maximum distributions.

Events of Default. The 2014 Credit Agreement includes customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, material breach of representations and warranties, covenant defaults, cross-defaults, a change of control, bankruptcy events, material unsatisfied or unstayed judgments and loss of REIT status.

Right to Increase Maximum Borrowings. Pursuant to the terms of the 2014 Credit Agreement, the 2014 Lenders have agreed that Omega may increase the commitments under the 2014 Credit Facilities by up to an additional $550 million, for maximum aggregate commitments of up to $1.75 billion.

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Guarantees. Omega’s current subsidiaries that are not unrestricted subsidiaries under the 2014 Credit Agreement jointly and severally guarantee Omega’s obligations in connection with the 2014 Credit Facilities on an unsecured basis. Additional subsidiaries created or acquired by Omega in the future (unless designated as unrestricted subsidiaries) will also be required similarly to guarantee Omega’s obligations in connection with the 2014 Credit Facilities, if such future subsidiaries own unencumbered real property or guarantee other unsecured funded debt (including, but not limited to, Omega’s unsecured senior notes).

At June 30, 2014, Omega had approximately $270 million in borrowings outstanding under the 2014 Revolving Credit Facility, and approximately $200 million in borrowings outstanding under the 2014 Term Loan Facility.

The 2014 Credit Agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

On June 27, 2014, Omega terminated its previous $500 million senior unsecured revolving credit facility (the “2012 Revolving Credit Facility”) and its $200 million senior unsecured term loan facilitiy (the “2012 Term Loan Facility” and, together with the 2012 Revolving Credit Facility, collectively, the “2012 Credit Facilities”) and the related credit agreement, dated as of December 6, 2012 (the “2012 Credit Agreement”) by and among Omega, as borrower, certain of Omega’s subsidiaries identified in the 2012 Credit Agreement, as guarantors, a syndicate of other financial institutions as lenders (the “2012 Lenders”), and Bank of America, N.A. as administrative agent. The 2012 Credit Facilities were jointly and severally guaranteed on an unsecured basis by Omega’s subsidiaries that were not designated as unrestricted subsidiaries.

The material terms of the 2012 Credit Agreement were as follows:

Term Loan Advances and Repayment. Subject to its satisfaction of customary drawing conditions, Omega had the right to draw under 2012 Term Loan Facility up to three times during the 120-day period following the closing, or such earlier date if the 2012 Term Loan Facility had been fully advanced (the “2012 Term Loan Commitment Period”). Any undrawn portion of the term loan commitment would have terminated upon the expiration of the 2012 Term Loan Commitment Period and ceased to be available. The entire amount of the 2012 Term Loan Facility was drawn down within the 2012 Term Loan Commitment Period. The principal amount advanced under the 2012 Term Loan Facility did not amortize, and was due and payable in full on December 6, 2017.

Interest Rates and Fees. The interest rates per annum applicable to the 2012 Credit Facilities were the Eurodollar Rate, plus the applicable margin (as described below) or, at our option, the base rate, which was the highest of (i) the rate of interest publicly announced by the administrative agent as its prime rate in effect, (ii) the federal funds effective rate from time to time plus 0.50% and (iii) the Eurodollar Rate determined on such day for a Eurodollar Loan with an interest period of one month plus 1.0%, plus, in each case, the applicable margin (as

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described below). The applicable margins with respect to the 2012 Credit Facilities were determined in accordance with a performance grid based on our investment grade ratings from Standard & Poor’s, Moody’s and/or Fitch Ratings with respect to Omega’s non-credit-enhanced senior unsecured long-term debt. The applicable margin for the 2012 Revolving Credit Facility ranged from 1.90% to 1.00% in the case of Eurodollar advances (2.35% to 1.15%, including facility fees), and from 0.55% to 0% in the case of base rate advances (1.00% to 0.15%, including facility fees). Letter of credit fees ranged from 1.90% to 1.00% per annum, based on the same performance grid. The applicable margin for the 2012 Term Loan Facility ranged from 2.30% to 1.10% in the case of Eurodollar advances, and from 1.30% to 0.10% in the case of base rate advances. The default rate on the 2012 Credit Facilities was 2.0% above the interest rate otherwise applicable to base rate loans. We were also obligated to pay an unused fee on the undrawn portion of the 2012 Term Loan Facility to the lenders under the 2012 Term Loan Facility equal to 0.30% on the unused portion of the 2012 Term Loan Facility during the 2012 Term Loan Commitment Period.

Prepayments; Reduction or Termination of Commitments. We had the right to prepay the 2012 Credit Facilities at any time in whole or in part, or reduce or terminate the revolving loan and term loan commitments under the 2012 Credit Facilities, in each case without fees or penalty. Principal amounts prepaid or repaid under the 2012 Term Loan Facility were not allowed to be reborrowed.

Covenants. The 2012 Credit Agreement contained customary affirmative and negative covenants, including, without limitation, limitations on indebtedness; limitations on investments; limitations on liens; limitations on mergers and consolidations; limitations on sales of assets; limitations on transactions with affiliates; limitations on negative pledges; limitations on prepayment of debt; limitations on use of proceeds; limitations on changes in lines of business; limitations on repurchases of Omega capital stock if a default or event of default exists; and maintenance of REIT status. In addition, the 2012 Credit Agreement contained financial covenants, including, without limitation, those relating to maximum total leverage, maximum secured leverage, maximum unsecured leverage, minimum fixed charge coverage, minimum consolidated tangible net worth, minimum unsecured debt yield, minimum unsecured interest coverage and maximum distributions.

Events of Default. The 2012 Credit Agreement included customary events of default including, without limitation, nonpayment of principal, interest, fees or other amounts when due, material breach of representations and warranties, covenant defaults, cross-defaults, a change of control, bankruptcy events, material unsatisfied or unstayed judgments and loss of REIT status.

Right to Increase Maximum Borrowings. Pursuant to the terms of the 2012 Credit Agreement, the 2012 Lenders agreed that Omega could increase the commitments under the 2012 Credit Facilities by up to an additional $300 million, for maximum aggregate commitments of up to $1 billion.

Guarantees. Omega’s subsidiaries that were not unrestricted subsidiaries under the 2012 Credit Agreement (with the exception of six recently created or acquired subsidiaries which became subsidiary guarantors with respect to the 2014 Credit Facilities contemporaneously with

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the closing thereof), jointly and severally guaranteed Omega’s obligations in connection with the 2012 Credit Facilities on an unsecured basis. Additional subsidiaries created or acquired by Omega in the future (unless designated as unrestricted subsidiaries) were also required similarly to guarantee Omega’s obligations in connection with the 2012 Credit Facilities, if such future subsidiaries owned unencumbered real property or guaranteed other unsecured funded debt (including, but not limited to, Omega’s unsecured senior notes).

Omega and its subsidiaries terminated the 2012 Credit Facilities in connection with the effectiveness of the 2014 Credit Facilities. Omega did not experience any material early termination penalties due to the termination of the 2012 Credit Facilities. For the three month period ending June 30, 2014, Omega will record a one-time, non-cash charge of approximately $2.6 million relating to the write-off of deferred financing costs associated with the termination of the 2012 Credit Facilities.

Item 2.03  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated herein by reference, for a discussion of the creation of a direct financial obligation under the 2014 Credit Facilities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of June 27, 2014, among Omega Healthcare Investors, Inc., certain subsidiaries of Omega Healthcare Investors, Inc. identified therein as guarantors, the lenders named therein and Bank of America, N.A., as administrative agent for such lenders.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMEGA HEALTHCARE INVESTORS, INC.
(Registrant)

Dated: July 2, 2014	By:	/s/ Robert O. Stephenson
Robert O. Stephenson
Treasurer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Credit Agreement, dated as of June 27, 2014, among Omega Healthcare Investors, Inc., certain subsidiaries of Omega Healthcare Investors, Inc. identified therein as guarantors, the lenders named therein and Bank of America, N.A., as administrative agent for such lenders.